EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Halstead Energy Corp.:

     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

                                   GOLDMAN AND MURPHY, LLP
                                   /s/ Goldman and Murphy, LLP

Valley Stream, New York
February 12, 1998